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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  July 25, 1997
                Date of Report (Date of earliest event reported)





                                 CKS GROUP, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                    0-27090                        77-0385435
-------------------------------   -----------------------    -----------------------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer Identification No.)
          incorporation)

                               10441 Bandley Drive
                           Cupertino, California 95014
                    (Address of principal executive offices)

                                 (408) 366-5100
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER ITEMS.

         CKS Group, Inc. (the "Company") has restated its consolidated statements of income for the four fiscal quarters of the fiscal year ended November 30, 1996, and for the fiscal quarters ended March 2, 1997 and June 1, 1997 to reflect the merger of SiteSpecific, Inc. with and into a wholly owned subsidiary of the Company on June 17, 1997 (the "Merger"). The Company restated its consolidated financials statements for such periods to reflect that the Merger was accounted for as a pooling of interests.

         The Company's restated quarterly consolidated statements of income for four fiscal quarters of the fiscal year ended November 30, 1996, and for the fiscal quarters ended March 2, 1997 and June 1, 1997 are as follows:



                        CKS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                            THREE MONTHS ENDED                  THREE MONTHS ENDED
                                                -------------------------------------------    --------------------
                                                FEB. 29,    MAY 31,    AUG. 31,    NOV. 30,    MAR. 2,      JUNE 1,
                                                  1996       1996        1996        1996       1997         1997
                                                -------     -------     -------     -------     -------     -------
  Revenues ................................     $14,086     $23,244     $24,682     $26,236     $24,319     $35,911
  Operating expenses:
     Direct salaries and related expenses .       4,400       5,349       6,009       7,204       7,110       8,345
     Other direct operating expenses ......       5,395      10,525      10,922       9,513       9,157      14,886
     General and administrative expenses ..       3,048       4,147       4,605       5,770       5,619       8,039
     Merger and integration costs .........          --          --          --          --       1,593          --
                                                -------     -------     -------     -------     -------     -------
        Total operating expenses ..........      12,843      20,021      21,536      22,487      23,479      31,270
                                                -------     -------     -------     -------     -------     -------
  Operating income ........................       1,243       3,223       3,146       3,749         840       4,641
  Other income, net .......................         338         581         445         749         523         267
                                                -------     -------     -------     -------     -------     -------
  Income before income taxes ..............       1,581       3,804       3,591       4,498       1,363       4,908
  Income taxes ............................         349         885         819         972         174       2,026
                                                -------     -------     -------     -------     -------     -------
  Net income ..............................     $ 1,232     $ 2,919     $ 2,772     $ 3,526     $ 1,189     $ 2,882
                                                =======     =======     =======     =======     =======     =======
PRO FORMA NET INCOME AND PER SHARE DATA (1)
  Income before income taxes, as reported .     $ 1,581     $ 3,804     $ 3,591     $ 4,498     $ 1,363     $ 4,908
  Pro forma income taxes ..................         595       1,451       1,366       1,696         492       2,026
                                                -------     -------     -------     -------     -------     -------
  Pro forma net income ....................     $   986     $ 2,353     $ 2,225     $ 2,802     $   871     $ 2,882
                                                =======     =======     =======     =======     =======     =======
  Pro forma net income per share ..........     $  0.07     $  0.16     $  0.15     $  0.19     $  0.06     $  0.19
                                                =======     =======     =======     =======     =======     =======
  Shares used in per share computation ....      14,040      14,459      14,569      14,715      15,123      15,164
                                                =======     =======     =======     =======     =======     =======




-------------------------------

(1) The Company's results of operations reflect the January 31, 1997 acquisition of 100% of the capital units, shares and capital accounts of McKinney & Silver, a North Carolina general partnership (M&S). M&S was a limited partnership and, as a result, M&S's historical results of operations, which have been included with the Company's under the pooling of interest method, do not include a provisions for income tax. Pro forma net income and net income per share include a tax provision as if M&S had been a taxable C corporation for all periods.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CKS GROUP, INC.



Dated:   July 25, 1997                    By: /s/ CARLTON H. BAAB
                                             ------------------------------
                                                  Carlton H. Baab
                                                  Executive Vice President
                                                  and Chief Financial Officer

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